As filed with the Securities and Exchange Commission on January 20, 2000
                          Registration No. 333-_______
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            NU SKIN ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   87-0565309
                     (I.R.S. Employer Identification No.)

                              75 West Center Street
                                Provo, Utah 84601
              (Address of Principal Executive Offices and Zip Code)

                            NU SKIN ENTERPRISES, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            Steven J. Lund, President
                            Nu Skin Enterprises, Inc.
                              75 West Center Street
                                Provo, Utah 84601
                                 (801) 345-6100
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                             Nolan S. Taylor, Esq.
                    LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                               1000 Kearns Building
                             136 South Main Street
                          Salt Lake City, Utah 84101
                                (801) 320-6700

                                 M. Truman Hunt
                  Executive Vice President and General Counsel
                            Nu Skin Enterprises, Inc.
                              75 West Center Street
                                Provo, Utah 84601
                                 (801) 345-6100

                        CALCULATION OF REGISTRATION FEE

                                             Proposed       Proposed
Title of                                     maximum        maximum
securities                   Amount          offering       aggregate    Amount of
to be                        to be           price          offering     Registration
registered                   registered      per share(1)   price(1)     Fee
------------                 ----------      ------------   ----------   ===========

Class A Common Stock, par   200,000 shares   $9.25          $1,850,000   $488.40
value $.001 per share

     1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based upon the average of the high and low prices of the Class A common stock on January 14, 2000 as reported on the New York Stock Exchange Composite Tape.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

           All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Nu Skin Enterprises, Inc. incorporates by reference the following documents that were filed with the Securities Exchange Commission under the Securities Exchange Act of 1934:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     (b) Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999, the quarter ended June 30, 1999 and the quarter ended September 30, 1999;

     (c) Current Reports on Form 8-K dated February 9, 1999, March 23, 1999, June 25, 1999 and July 28, 1999;

     (d) Current Report on Form 8-K/A filed on April 13, 1999; and

     (e) The description of Nu Skin Enterprises' Class A common stock contained in its registration statement on Form 8-A dated November 6, 1996.

           All documents  subsequently filed by Nu Skin Enterprises  pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

           Experts. The financial statements of Nu Skin Enterprises incorporated by reference into Nu Skin Enterprises' Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated by reference in this registration statement, have been incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in accounting and auditing, and in reliance upon the report of Grant Thornton LLP, independent accountants, also given on authority of said firm as experts in accounting and auditing.

Item 4.  Description of Securities.

           Not applicable.

Item 5.  Interests of Named Experts and Counsel.

           Not applicable.

Item 6.  Indemnification of Directors and Officers.

           Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Indemnification provided by or granted pursuant to Section 145 of the DGCL is not exclusive of other indemnification that may be granted by a corporation's bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise. Article 10 of Nu Skin Enterprises' Amended and Restated Certificate of Incorporation and Article 5 of the Nu Skin Enterprises' Bylaws provide for indemnification consistent with the requirements of Section 145 of the DGCL.

           Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of directors and officers. Article 5 of Nu Skin Enterprises' Bylaws permits it to purchase such insurance on behalf of its directors and officers.

           Article 7 of Nu Skin Enterprises' Certificate of Incorporation provides for, to the fullest extent permitted by the DGCL, elimination or limitation of liability of directors to the Company or its stockholders for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any breach of a director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law; (iii) for improper payment of dividends or redemptions of shares; or (iv) for any transaction from which the director derives an improper personal benefit.


     Nu Skin Enterprises has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that Nu Skin Enterprises agrees to hold harmless and indemnify the indemnitee ("Indemnitee") under agreement to the fullest extent authorized or permitted by the provisions of the DGCL, as the same may be amended from time to time, and subject only to certain exclusions described below, (a) against any and all expenses (including attorneys' fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative (including an action by or in the right of Nu Skin Enterprises) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of Nu Skin Enterprises, or is or was serving or at any time serves at the request of Nu Skin Enterprises as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and (b) otherwise to the fullest extent as may be provided to Indemnitee by Nu Skin Enterprises under the non-exclusivity provisions of
Article 5 of the Bylaws of Nu Skin Enterprises and the DGCL. The agreement provides that no indemnity will be provided in certain circumstances, including, among other things: any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of Nu Skin Enterprises pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory law; on account of Indemnitee's conduct that is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; on account of any action, claim or proceeding initiated by Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors or seeks to recover amounts owing under the indemnity agreement; an action, suit or proceeding brought by Nu Skin Enterprises and approved by a majority of the Board of Directors that alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee's fiduciary or contractual obligations to Nu Skin Enterprises, or any other willful and deliberate breach in bad faith of Indemnitee's duty to Nu Skin Enterprises or its stockholders; and if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

Item 7.  Exemption from Registration Claimed.

           Not applicable.

Item 8.  Exhibits.

5.1 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. regarding the legality of the securities covered by this Registration Statement

23.1      Consent of  PricewaterhouseCoopers  LLP,  independent  accountants

23.2      Consent of Grant Thornton LLP,  independent  accountants

23.3 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included as part of Exhibit 5.1)

24.1 Power of Attorney (included with the signatures in Part II of the registration statement)

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15 (d) of the Securities and Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on January 19, 2000.

                            NU SKIN ENTERPRISES, INC.
                                  (Registrant)

                             By: /s/ Steven J. Lund
         ---------------------------------------------------------------
                                 Steven J. Lund
                          Its: Chief Executive Officer


                                POWER OF ATTORNEY

           Each person whose signature appears below constitutes and appoints Steven J. Lund and M. Truman Hunt, acting together or singly, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all Amendments (including Post-Effective Amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below on January 19, 2000 by the following persons in the capacities indicated.

     Signature                   Title                             Date

/s/ Blake M. Roney        Chairman of the Board              January 19, 2000
Blake M. Roney            of Directors

/s/ Steven J. Lund        President and Chief Executive      January 19, 2000
Steven J. Lund            Officer and Director
                          (Principal Executive Officer)

/s/ Corey B. Lindley      Chief Financial Officer            January 19, 2000
Corey B. Lindley          (Principal Financial and
                          Accounting Officer)

/s/ Sandra N. Tillotson   Director                           January 19, 2000
Sandra N. Tillotson
                                       6

/s/ Brooke B. Roney       Director                           January 19, 2000
Brooke B. Roney

/s/ Keith R. Halls        Director                           January 19, 2000
Keith R. Halls


/s/ Max L. Pinegar        Director                           January 19, 2000
Max L. Pinegar


/s/ E.J. "Jake" Garn      Director                           January 19, 2000
E.J. "Jake" Garn


/s/ Paula Hawkins         Director                           January 19, 2000
Paula Hawkins


/s/ Daniel W. Campbell    Director                           January 19, 2000
Daniel W. Campbell


/s/ Andrew D. Lipman      Director                           January 19, 2000
Andrew D. Lipman

                                       7

                                INDEX TO EXHIBITS


Exhibit
Number             Description

5.1 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. regarding the legality of the securities covered by this Registration Statement

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants

23.2               Consent of Grant Thornton LLP, independent accountants

23.3 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included as part of Exhibit 5.1

24.1 Power of Attorney (included with the signatures in Part II of the registration statement)


                                       8